UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 1, 2019 (October 29, 2019)

Clinigence Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-53862	11-3363609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Ivan Allen Jr. Blvd. NW, #875 Atlanta, Georgia	30308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 670-6777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

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Item 1.01 Entry into a Material Definitive Agreement.

The information contained in Items 2.01 and 5.02 below relating to the various agreements described therein is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Merger with Clinigence Holdings, Inc.

On August 8, 2019, iGambit, Inc. entered into an Agreement and Plan of Merger (the “Reverse Merger Agreement”) by and among Clinigence Holdings, Inc., a Delaware corporation (“Clinigence”), iGambit, Inc., a Delaware corporation (“iGambit” or the “Company”), HealthDatix, Inc., a Delaware corporation and wholly owned subsidiary of iGambit (“Merger Sub”), and John Salerno, an individual and holder of shares of iGambit capital stock constituting a majority of the votes eligible to be cast by all of the stockholders of iGambit (the “Signing Stockholder”). The transactions contemplated by the Reverse Merger Agreement were consummated on October 29, 2019 (the “Closing”).

The Reverse Merger Agreement provided for the merger of Merger Sub with and into Clinigence, hereafter referred to as the “Acquisition.” As a result of the Acquisition, Merger Sub ceased to exist, and Clinigence became the surviving corporation and a direct wholly owned subsidiary of iGambit, and the former stockholders of Clinigence (the “Clinigence Stockholders”) have a direct equity ownership and controlling interest in iGambit. Merger Sub was renamed Clinigence Health Inc. iGambit was renamed Clinigence Holdings, Inc. Merger Sub was originally incorporated in Delaware on October 17, 2013 and had no operating activity prior to the reported transaction.

The foregoing description of the Reverse Merger Agreement is a summary only and is qualified in its entirety by reference to the Reverse Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Issuance and Exchange of Company Shares for Clinigence Shares

At the Closing, all of the outstanding shares of Clinigence common stock (the “Clinigence Shares”) were converted solely into the right to receive a number of shares of iGambit common stock (the “Company Shares”) such that the holders of outstanding equity of Clinigence immediately prior to the Closing own 85%, on a fully-diluted basis, of the outstanding equity of iGambit immediately following the Closing, and holders of outstanding equity of iGambit immediately prior to the Closing own 15%, on a fully-diluted basis, of the outstanding equity of iGambit. For each share of Clinigence Shares, each former Clinigence Stockholder received 0.22489093 shares of Company Shares after giving effect to the reverse stock split described below.

Amendments to Certificate of Incorporation

In connection with the Acquisition, the Company amended its certificate of incorporation to (i) effect a reverse stock split of the Company Shares at a ratio of 1 for 500 (the “Reverse Split Certificate of Amendment”), and (ii) change its name to Clinigence Holdings, Inc. to better align with the business of Clinigence (the “Name Change Certificate of Amendment”). Both our CUSIP number and our trading symbol changed as a result of the name change. Effective October 31, 2019, the Financial Information Regulatory Association, Inc. (“FINRA”) confirmed and announced the Company’s name change, reverse stock split and our new trading symbol of “CLHN,” although the letter “D” will be appended to the Company’s current trading symbol IGMB for approximately 20 trading days following the Closing to indicate the completion of the reverse stock split. The new CUSIP number for the Company Shares following the reverse stock split is 18727D105. The Company Shares began trading on the OTC Pink Marketplace with the new name and symbol on a reverse stock split-adjusted basis on November 1, 2019.

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The information set forth herein is qualified in its entirety by reference to the complete text of the Reverse Split Certificate of Amendment and the Name Change Certificate of Amendment, copies of which are filed with this Current Report on Form 8-K as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Appointment of Additional Directors and Officers of the Company

In connection with the Acquisition, the board of directors of the Company consists of nine members, including Elisa Luqman, who previously sat as a director and officer of the Company, Dr. Warren Hosseinion (Chairman), Jacob Margolin, Dr. Lawrence Schimmel, Martin Breslin, Mitchell Creem, Mark Fawcett and David Meiri, who are currently directors of Clinigence, and John Waters. In connection with the Acquisition, the officers of the Company are Jacob Margolin as Chief Executive Officer, Elisa Luqman, as Chief Financial Officer, Secretary and General Counsel, and Lawrence Schimmel as Chief Medical Officer. John Salerno, who previously served as the Company’s Chairman, Chief Operating Officer and President, resigned as an officer and director of the Company and entered into an agreement granting him customary observer rights with respect to the Board of Directors for two (2) years following the Closing.

The information contained in Item 5.02 below relating to the identification of our directors and executive officers, including biographical information for each of them, described therein is incorporated herein by reference.

Aggregate Beneficial Ownership of Company Shares After the Acquisition

Pursuant to the Reverse Merger Agreement, at the Closing, the former Clinigence Stockholders were entitled to receive 4,450,000 Company Shares, inclusive of outstanding Clinigence options and warrants assumed by the Company, which constitutes 85% of the outstanding Company Shares on a fully diluted basis inclusive of outstanding options and warrants. For each share of Clinigence Shares, each former Clinigence Stockholder was entitled to receive 0.22489093 shares of Company Shares. 784,358 Company Shares were issued and outstanding on a fully diluted basis immediately prior to Closing, and the former Clinigence Stockholders were issued 3,850,272 Company Shares at Closing and the Company assumed outstanding Clinigence warrants and options exercisable for an additional 599,728 Company Shares. Immediately following the Closing, after giving effect to the reverse stock split and the subsequent issuance of the Company Shares, there were 5,234,358 Company Shares issued and outstanding (not including 20,000 shares held in treasury) on a fully diluted basis, inclusive of options and warrants.

The foregoing description is a summary of the material terms of the Acquisition and is not intended to modify or supplement any factual disclosures about the Company or Clinigence in any public reports filed by us with the Securities and Exchange Commission (the “SEC”). The representations, warranties, and covenants contained in the Reverse Merger Agreement were made only for purposes of the Reverse Merger Agreement as of the specified dates set forth therein, were solely for the benefit of the parties to the Reverse Merger Agreement, and are subject to limitations agreed upon by the parties to the Reverse Merger Agreement, including being qualified by disclosure schedules. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Reverse Merger Agreement. Moreover, certain representations and warranties in the Reverse Merger Agreement have been made for the purposes of allocating risk between the parties to the Reverse Merger Agreement instead of establishing matters of fact. Accordingly, the representations and warranties in the Reverse Merger Agreement may not constitute the actual state of facts about the Company or Clinigence. The representations and warranties set forth in the Reverse Merger Agreement may also be subject to a contractual standard of materiality different from the actual state of facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Reverse Merger Agreement, which subsequent information may or may not be fully reflected in our public filings with the SEC.

Item 3.02  Unregistered Sales of Equity Securities.

The 3,850,272 Company Shares issued in connection with the Acquisition to the former Clinigence Stockholders were issued with a restrictive legend that shares had not been registered under the Securities Act of 1933 (the “Securities Act”). For more information, see Item 2.01 – Completion of Acquisition or Disposition of Assets.

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The issuance of the Company Shares in conjunction with the Acquisition was exempt from registration pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D (“Regulation D”) promulgated under the Securities Act.  The Company made this determination based on the representations of the investors which included, in pertinent part, that each such investor was an “accredited investor” within the meaning of Rule 501 of Regulation D and upon such further representations from each investor that (i) such investor is acquiring the securities for its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act of 1933, (ii) such investor agrees not to sell or otherwise transfer the purchased securities or shares underlying such securities unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (iii) such investor has knowledge and experience in financial and business matters such that such investor is capable of evaluating the merits and risks of an investment in us, (iv) such investor  had access to all of the Company’s documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the Offering and to obtain any additional information which the Company possessed or was able to acquire without unreasonable effort and expense, and (v) such investor has no need for the liquidity in its investment in us and could afford the complete loss of such investment. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Items 2.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

The information regarding the Acquisition set forth in Item 2.01 – Completion of Acquisition or Disposition of Assets and the information set forth in Item 5.02 are incorporated herein by reference.

At the Closing, the former Clinigence Stockholders were entitled to receive 4,450,000 Company Shares, inclusive of outstanding Clinigence options and warrants assumed by the Company, which constitutes 85% of the outstanding Company Shares on a fully diluted basis inclusive of outstanding options and warrants, in exchange for all of their ownership of Clinigence. Prior to the Acquisition, the former Clinigence Stockholders did not own any Company Shares.

Pursuant to the Reverse Merger Agreement, 784,358 Company Shares were issued and outstanding on a fully diluted basis immediately prior to Closing, and the former Clinigence Stockholders were issued 3,850,272 Company Shares at Closing and the Company assumed outstanding Clinigence warrants and options exercisable for an additional 599,728 Company Shares. Immediately following the Closing, after giving effect to the reverse stock split and the subsequent issuance of the Company Shares, there were 5,234,358 Company Shares issued and outstanding (not including 20,000 shares held in treasury) on a fully diluted basis, inclusive of options and warrants.

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors and Executive Officers

In connection with the Closing, John Salerno, the Company’s Chairman and Chief Executive Officer retired. Mr. Salerno entered a Board Observer Agreement with the Company for a term of two years.

In connection with the Closing, the Company’s board of directors and the Company’s majority stockholders appointed the individuals listed below to serve as directors and as executive officers of the Company. The following table sets forth information concerning our directors and executive officers, including their ages, as of November 1, 2019, immediately following the Closing.

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Name	Age	Position
Executive Officers and Directors
Jacob Margolin	52	Chief Executive Officer and Director
Dr. Lawrence Schimmel	70	Chief Medical Officer and Director
Elisa Luqman	55	Chief Financial Officer, General Counsel, Secretary and Director
Non-Management Directors
Dr. Warren Hosseinion	49	Chairman of the Board
Mark R. Fawcett	52	Director
Martin Breslin	48	Director
Mitchell Creem	60	Director
David Meiri	52	Director
John Waters	74	Director

Executive Officers

       Jacob “Kobi” Margolin, Chief Executive Officer and Director. Mr. Margolin is the Chief Executive Officer and a director of the Company. Mr. Margolin is a successful serial entrepreneur with over 25 years’ experience in HIT, and is the Co-Founder of Clinigence, LLC. In the mid-1990’s, Mr. Margolin co-founded a pioneering Medical Imaging technology company and led its marketing, global business development and North American operations through a $50 million acquisition by Carestream Health (2004). In 2005, he joined Accelerad – a Georgia Tech Advanced Technology Development Center (ATDC) incubator company acquired in 2014 by Nuance Communications (NASDAQ: NUAN). In 2008, he started a consulting firm helping Israeli medical technologies enter the US market. In 2010, Mr. Margolin founded Clinigence, LLC with the vision that big data and business intelligence technologies would become crucial to the healthcare industry. Mr. Margolin holds an MS degree in medical physics (magna cum laude) and BS degrees in Mathematics and Physics (magna cum laude) from Tel-Aviv University in Israel. He is a board member of the American-Israeli Chamber of Commerce and a member of the Technology Association of Georgia (TAG) and HIMSS.

Lawrence Schimmel, M.D., Chief Medical Officer and Director. Dr. Schimmel is a director and the Chief Medical Officer of the Company. In 2013 he co-founded and served as Chief Medical Officer of QualMetrix, Inc. (“QualMetrix”), a healthcare analytics company headquartered in South Florida, until QualMetrix merger with Clinigence, LLC. Dr. Schimmel is also the founding Chairman of Professional Bank headquartered in South Florida from 2018 to present. Previously, Dr. Schimmel was the managing partner of Allied Health Advisors, LLC a boutique healthcare consulting company in Miami. Dr. Schimmel is a serial medical-related business entrepreneur having been Co-founder and CEO of Allied Health Group, a national medical management company, and Florida Specialty Network. Allied Health Group and Florida Specialty Network managed approximately $500 million in provider payments on behalf of managed care organizations for approximately 3 million lives during his time as CEO. Allied Health Group was a licensed TPA in Florida and Texas and acted as a third-party intermediary in other areas of the country. Previously, Dr. Schimmel was the Founding Chairman and served on the Board of Directors of Megabank and subsequently served on the Board of Directors of Executive National Bank in South Florida. Dr. Schimmel practiced General and Vascular Surgery in the Miami community for 18 years. In addition to his lengthy medical career as a general and vascular surgeon, he held a management role with the South Florida Surgical Group, and has consulted for physicians, hospitals, healthcare delivery systems, and Fortune 500 companies. He received his B.A. from Rutgers College, received his Doctor of Medicine degree from the New Jersey College of Medicine and conducted his post graduate training at the University of Miami.

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Elisa Luqman, Chief Financial Officer, General Counsel and Director. Ms. Luqman is the co-founder of the Company, formerly bigVault Storage Technologies with over 20 years of experience with intellectual property and technology companies. Prior to co-founding the Company, Ms. Luqman was president of University Software Corp., a software development company focused on a wide range of student educational and intellectual applications. Ms. Luqman was Chief Operating Officer of the Company, from April 1, 2000 until February 28, 2006. From March 1, 2006 through February 28, 2009, Ms. Luqman was employed as Chief Operating Officer of the Vault Services Division of Digi-Data Corporation, the company that acquired the Company’s assets in 2006, and subsequently during her tenure with Digi-Data Corporation she became the in-house general counsel for the entire corporation. In that capacity she was responsible for acquisitions, mergers, patents, and employee contracts, and worked very closely with Digi-Data’s outside counsel firms. As of March 1, 2009, Ms. Luqman rejoined the Company in her current capacities. Ms. Luqman has overseen and been responsible for the Company’s SEC filings and public company compliance requirements from its initial Form10 filing with the SEC in 2010 through the present. Ms. Luqman received a BA degree in Marketing, a JD in Law, and a MBA Degree in Finance from Hofstra University. Ms. Luqman is a member of the bar in New York and New Jersey.

Non-Management Directors

Warren Hosseinion, M.D., Chairman of the Board and Director. Dr. Hosseinion is a director and Chairman of the Board of the Company. Dr. Hosseinion has been a member of the Board of Directors of Apollo Medical Holdings, Inc. since July 2008, the Chief Executive Officer of Apollo Medical Holdings, Inc. from July 2008 to December 2017, and the Co-Chief Executive Officer of Apollo Medical Holdings, Inc. from December 2017 to March 2019. In 2001, Dr. Hosseinion co-founded ApolloMed Hospitalists. Dr. Hosseinion received his B.S. in Biology from the University of San Francisco, his M.S. in physiology and biophysics from the Georgetown University Graduate School of Arts and Sciences, his medical degree from the Georgetown University School of Medicine, and his residency in internal medicine from the Los Angeles County-University of Southern California Medical Center.

Martin Breslin, Director. From 2016 to 2019 Martin Breslin was the Chief Executive Officer of QualMetrix and is responsible for charting QualMetrix's strategic direction to drive customer value for payer and provider organizations. In 2013 Mr. Breslin joined QualMetrix as an investor and co-founder, later assuming the roles of chairman and Chief Executive Officer. He has extensive experience with technology companies that serve healthcare as well as other industries. Prior to QualMetrix, Mr. Breslin founded VSS Monitoring. VSS, which focused on the network packet broker market, quickly established itself as an industry leader and, in 2011, was recognized as the Silicon Valley's ninth-fastest-growing privately held company. Breslin later sold VSS to Danaher Corp. where he remained for two years serving as president of the VSS unit and as chief technology officer for Danaher's $1 billion in revenue communications division. Since, Mr. Breslin has played both executive and advisory roles at a number of technology start-ups, including a Switzerland-based healthcare technology firm. His experience there led to an interest in the application of advanced analytics in healthcare. Mr. Breslin holds a Master of Business Administration from Golden Gate University of San Francisco. He received a Bachelor's degree in Engineering from the University of Ulster in Northern Ireland as well as a Bachelor's degree in Computer Science from National University of Ireland, Maynooth.

Mitchell Creem, Director. Mr. Creem has spent over 30 years as a “C-level” executive of healthcare organizations, and he brings strong business evaluation and operational experience to the Company. Since July 2017 to Present Mr. Creem has served as President of The Bridgewater Healthcare Group, which provides hospital and health network management services and performance consulting. From October 2015 to July 2017 Mr. Creem served as the CEO of Verity Health System, a six-hospital system in California. Prior to this, he served as the CFO and Board Member of ApolloMed from October 2012 to October 2015. Prior to ApolloMed, he served as the CEO of the Keck Hospital of USC and USC Norris Cancer Center. Prior to his tenure at USC, he served as the CFO and Associate Vice Chancellor of UCLA Health Sciences, including UCLA Medical Center, the Geffen School of Medicine at UCLA, and UCLA Faculty Practice. Prior to UCLA, he served as CFO of Beth Israel Deaconess Medical Center, a Harvard University teaching hospital, and CFO of Tufts University Medical Center. Prior to this, he worked for several years in a senior management position at the healthcare practice group of PricewaterhouseCoopers, where he was responsible for numerous consulting engagements, financial statement audits and financial feasibility studies. He has been a guest lecturer at USC, UCLA and Harvard. Mr. Creem holds a B.S. in Accounting and Business Administration from Boston University and a Master’s degree in Health Administration from Duke University.

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Mark Fawcett, Director. Since 2002, Mr. Fawcett has served as Senior Vice President and Treasurer of Fresenius Medical Care Holdings, Inc. (“FMCH”) and its subsidiaries. FMCH is a wholly-owned subsidiary of Fresenius Medical Care AG & Co. KGaA (NYSE: FMS) (collectively with FMCH and their respective subsidiaries, “FMS”). FMS is a leading provider of chronic kidney failure products and services. Prior to joining FMS, Mr. Fawcett was a director of corporate finance at BankBoston beginning in 1997. Mr. Fawcett held various positions of increasing responsibility beginning in 1988 with Merrill Lynch in New York and London, and then at The Bank of New York. Mr. Fawcett has been a member of the board of directors of Apollo Medical Holdings, Inc. (Nasdaq: AMEH) (“ApolloMed”) since January 2016. Mr. Fawcett graduated with a B.A. in psychology from Wesleyan University and a M.B.A. from Columbia Business School at Columbia University.

David Meiri, Director. Mr. Meiri was a member of the Board of Managers of Clinigence, LLC. Since 2014 Mr. Meiri has served as a Director of Software Engineering in the Xtremio Division of Dell EMC, has been leading a project for Native Replication of contents-based data storage, David has received multiple awards for innovation at Dell EMC, including the 2018 and 2019 prolific inventor awards, and holds close to a hundred patents.. He has led several such projects for third parties resulting in the successful commercialization of products. Mr. Meiri has expertise in high-performance multi-threaded systems, storage arrays and data replication. Since 1997 he has developed, innovated, and led teams building products in diverse technologies such as synchronous and asynchronous remote replication, business continuity, high availability, clones & snapshots, active/active replication, and performance optimization. Mr. Meiri has researched virtualization technologies and integration of hypervisors with storage products. This led him to work on federation, cluster algorithms and cloud infrastructure. Other areas Mr. Meiri is interested in are caching, data reduction, encryption, data deduplication and compression. He holds 78 US issued patents with an additional 30 pending. Mr. Meiri holds a Ph.D. in Mathematics (Ergodic Theory), from the Hebrew University in Jerusalem, Israel.

John Waters, Director. Mr. Waters is a former Senior Partner at Arthur Andersen (1967-2001) with exceptional leadership skills in mergers and acquisitions (particularly reverse mergers) and 1933 Act fillings with the SEC. In the last fifteen years with the firm Mr. Waters built three very successful businesses within Andersen in the areas of merger and acquisition, manufacturing and entertainment. In 2001, Mr. Waters started his own merger and acquisition advisory consulting business and has consummated the acquisition of three manufacturing companies with combined annual sales of $50 million. In 2003, he participated in a group that acquired A-1 Components Corp., a wholly owned subsidiary of United Technologies Corp. Mr. Waters led due diligence efforts and created a tax structure beneficial to both the buyer and seller. In September 2004 participated with a group of investors that acquired Metpar Corp., a $19 million manufacturer of metal sanitary and plastic plumbing fixtures. In October 2007, he participated with a group of investors that acquired World Dryer Corporation, a $20 million manufacturer of hand dryer products. He prepared pro-forma financial statements for the lenders and assisted in obtaining financing for these transactions. In July of 2004 he was appointed Chief Administrative Officer of Authentidate Holding Corp. and led a massive restructuring of the business and hired an entirely new executive management team. In January of 2006 he was appointed Chief Financial Officer of Avantair Inc., which was taken public through a merger with a Special Purpose Acquisition Company (SPAC) and raised $60 million in capital for this company. From 2016 to present Mr. Waters has served as an Advisor to the Board of Directors of the Company. Previously he was a member of the Board of Directors of the Company and served as a member of the Audit Committee. For the past five years he has also worked as a consultant to various companies and serves on the board of two privately held companies. Mr. Waters is a Certified Public Accountant, Member of AICPA and New York State Society of CPA's and has a BBA degree from Iona College.

Family Relationships

There are no family relationships amongst any of the Company’s executive officers and directors.

Involvement in Certain Legal Proceedings

None of the Company’s directors, executive officers, significant employees, promoters or control persons have been involved in any legal proceeding in the past 10 years that would require disclosure under Item 401(f) of Regulation S-K promulgated under the Securities Act.

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Director Independence

We are not currently listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the board of directors be independent. However, our board of directors has undertaken a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our board of directors has determined that Messrs. Hosseinion, Breslin, Creem, Meiri, Fawcett and Waters are “independent directors” as defined under the rules of the NASDAQ.

Compensatory Arrangements of Certain Officers and Directors

Clinigence had entered into three (3) year employment agreements with Jacob Margolin and Dr. Lawrence Schimmel. Pursuant to the employment agreements with Mr. Margolin and Dr. Schimmel, each is entitled to receive a base annual salary of $180,000 during the term, which became obligations of the Company at Closing. Elisa Luqman entered into a three (3) year employment agreement with the Company which became effective at Closing and pursuant to which Ms. Luqman is entitled to receive a base salary of $150,000 during the term.

Pursuant to the employment agreements with the named officers, upon termination, each such individual would be entitled to receive payment of all salary and benefits accrued up to the termination date of his or her employment in all employment termination events. Thereafter, Ms. Luqman would be entitled to receive twelve (12) months of base salary as a severance payment, and Mr. Margolin and Dr. Schimmel would each be entitled to receive twenty four (24) months of base salary as a severance payment, upon termination of his or her employment by the Company without cause or by such individual for good reason.

The Company’s board of directors may, in its discretion, award bonuses to its executive officers on a case-by-case basis.

Each of the Company’s named executive officers is eligible to participate in the Company’s employee benefit plans and programs, including medical, dental and vision benefits, vacation and PTO, and the Company’s 2019 Omnibus Incentive Plan, to the same extent as its other full-time employees, subject to the terms and eligibility requirements of those plans.

The following table presents the outstanding equity awards granted to the Company’s named executive officers and directors as of the Closing:

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise price	Option Expiration date
Dr. Lawrence Schimmel	1,414	0	$$5.56	August 5, 2029
Mark Fawcett	0	10,120	$5.56	August 5, 2029
Mitch Creem	0	10,120	$5.56	August 5, 2029
Martin Breslin	0	10,120	$5.56	August 5, 2029
David Meiri	0	10,120	$5.56	August 5, 2029

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Item 5.03 Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Withdrawal of Certificate of Designation

On October 29, 2019, the Company’s board of directors approved a resolution to file a Certificate of Withdrawal of Certificate of Designation, preferences, and rights of the Series A Preferred Stock of the Company (the Certificate of Withdrawal”). The Certificate of Withdrawal became effective on October 29, 2019.

The information set forth herein is qualified in its entirety by reference to the complete text of the Certificate of Withdrawal, a copy of which is filed with this Current Report on Form 8-K as Exhibit 3.4 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held a special meeting of iGambit stockholders on September 24, 2019, at which the Signing Stockholder approved a resolution to adopt the Reverse Split Certificate of Amendment prior to the Closing, and approved a resolution to adopt the Name Change Certificate of Amendment upon the Closing. The Company’s board of directors, in turn, determined to effect the reverse stock split at a ratio of one-for-five hundred shares (1:500), and approved the corresponding final form of the Reverse Split Certificate of Amendment effective October 25, 2019. Upon the Closing, the Name Change Certificate of Amendment became effective.

To the extent required by Item 5.07 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On October 31, 2019, the Company issued a press release announcing the Closing. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filings of the Company.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

99.2	Clinigence’s unaudited condensed consolidated financial statements, including Clinigence’s unaudited condensed consolidated balance sheet as of June 30, 2019; Clinigence’s unaudited condensed consolidated statements of operations for the six month period ended June 30, 2019; and Clinigence’s unaudited condensed consolidated statements of cash flows for the six month periods ended June 30, 2019, and notes related thereto.

99.3	Clinigence’s unaudited condensed consolidated proforma statements of operations for the years ended December 31, 2018, and 2017, and notes related thereto.

99.4	Clinigence, LLC’s audited financial statements for the years ended December 31, 2018 and 2017.

99.5	QualMetrix’s audited financial statements for the years ended December 31, 2018 and 2017.

(b) Pro-forma Financial Information

99.6	The Company’s unaudited pro forma condensed combined balance sheet at June 30, 2019 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2019 and the year ended December 31, 2018 and notes related thereto.

(d)  Exhibits. Reference is made to the Exhibit Index following the signature page of this Current Report on Form 8-K, which is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Clinigence Holdings, Inc.

Date: November 1, 2019	/s/ Elisa Luqman
Elisa Luqman
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of August 8, 2019 by and among the Registrant, Clinigence, Merger Sub, and the Signing Stockholder.

3.1	Reverse Split Certificate of Amendment to Certificate of Incorporation of the Registrant.

3.2	Name Change Certificate of Amendment to Certificate of Incorporation of the Registrant.

3.4	Certificate of Withdrawal of Certificate of Designation of Series A Preferred of the Registrant.

99.1	Clinigence Press Release dated October 31, 2019 announcing the Closing.

99.2	Clinigence’s unaudited condensed consolidated financial statements, including Clinigence’s unaudited condensed consolidated balance sheet as of June 30, 2019; Clinigence’s unaudited condensed consolidated statements of operations for the six month period ended June 30, 2019; and Clinigence’s unaudited condensed consolidated statements of cash flows for the month periods ended June 30, 2019, and notes related thereto.

99.3	Clinigence’s unaudited condensed consolidated proforma statements of operations for the years ended December 31, 2018, and 2017, and notes related thereto.

99.4	Clinigence, LLC’s audited financial statements for the years ended December 31, 2018 and 2017. Clinigence, LLC

99.5	QualMetrix’s audited financial statements for the years ended December 31, 2018 and 2017.

99.6	The Company’s unaudited pro forma condensed combined balance sheet at June 30, 2019 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2019 and the year ended December 31, 2018

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